UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant   ☑
Filed by a party other than the Registrant☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
________________________________________________
BioSante Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
.............................................................
(2) Aggregate number of securities to which transaction applies:
.............................................................
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
.............................................................
(4) Proposed maximum aggregate value of transaction:
.............................................................
(5) Total fee paid:
.............................................................

☐ Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
............................................................
(2) Form, Schedule or Registration Statement No.:
............................................................
(3) Filing Party:
............................................................
(4) Date Filed:
............................................................

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2006
__________________

TO THE STOCKHOLDERS OF BIOSANTE PHARMACEUTICALS, INC.:

The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc., a Delaware corporation, will be held on Tuesday, June 6, 2006, at 12:00 p.m., local time, at the offices of Stewart & Irwin, 251 E. Ohio Street, Suite 1100, Indianapolis, Indiana, for the following purposes:

1.	To elect seven persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To consider a proposal to amend the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan.

3.	To consider a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on April 20, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at BioSante’s corporate offices beginning May 22, 2006 during normal business hours for examination by any stockholder registered on BioSante’s stock ledger as of the record date, April 20, 2006, for any purpose germane to the annual meeting.

It is important that your shares be represented and voted at the meeting. Please mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,

/s/ Phillip B. Donenberg

Phillip B. Donenberg
Secretary

April 28, 2006
Lincolnshire, Illinois

Important: The prompt return of your proxy card will save the company the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

_____________________

111 Barclay Boulevard
Lincolnshire, Illinois 60069
_____________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

June 6, 2006
_____________________

INFORMATION CONCERNING THE ANNUAL MEETING

The Board of Directors of BioSante Pharmaceuticals, Inc. is soliciting your proxy for use at the 2006 Annual Meeting of Stockholders on Tuesday, June 6, 2006. The Notice of Annual Meeting, this proxy statement and the enclosed form of proxy are being mailed to stockholders beginning on or about April 28, 2006.

Date, Time, Place and Purposes

The Annual Meeting of Stockholders of BioSante Pharmaceuticals, Inc. will be held on Tuesday, June 6, 2006, at 12:00 p.m., local time, at the offices of Stewart & Irwin, 251 E. Ohio Street, Suite 1100, Indianapolis, Indiana, for the purposes set forth in the Notice of Meeting.

Who Can Vote

Stockholders of record at the close of business on April 20, 2006 will be entitled to vote at the meeting. As of that date, there were 19,160,694 shares of our common stock and 391,286 shares of our class C special stock outstanding. Each share of our common stock and class C special stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. If you are a stockholder whose shares are registered in your name, you may vote your shares by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. No postage is required if your proxy card is mailed within the United States.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine how you will be able to vote your shares.

If you return your signed proxy card, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on.

For the election of directors, you may vote:

•	FOR all of the nominees for director,

•	WITHHOLD your vote from all of the nominees for director or

•	WITHHOLD your vote from one or more of the nominees for director.

For each of the other proposals, you may vote:

•	FOR the proposal,

•	AGAINST the proposal or

•	ABSTAIN from voting on the proposal.

If you send in your proxy card, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all of the nominees for director and FOR all of the other proposals set forth in the Notice of Annual Meeting.

How Does the Board Recommend that You Vote

The Board of Directors unanimously recommends that you vote FOR all of the nominees for director and FOR the approval of all of the other proposals set forth in the Notice of Annual Meeting.

How You May Revoke or Change Your Vote

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by completing, signing, dating and returning a proxy card to us.

•	Sending written notice of revocation to our Corporate Secretary.

•	Attending the Annual Meeting and voting by ballot.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (9,580,348 shares) and a majority of the outstanding shares of our class C special stock (195,644 shares) as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock and shares of our class C special stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” or “Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is considered in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, (1) the election of the seven nominees for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class, and (2) the approval of each of the other proposals described in this proxy statement, requires the affirmative vote of the holders of a majority of the shares of common stock and class C special stock, present in person or by proxy and entitled to vote, voting together as a single class.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters that include the election of directors (Proposal 1) and the ratification of the election of our independent registered public accounting firm (Proposal 3). If you do not direct your broker how to vote on the proposal to amend the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan (Proposal 2), which is not considered a routine matter, your broker may not exercise discretion and may not vote your shares. This is called a “broker non-vote.” “Broker non-votes” are not considered to be entitled to vote on Proposal 2, and will therefore not be counted in determining the votes cast on that matter, although broker non-votes are considered in determining whether a quorum is present. Abstentions and withheld votes will be counted, and will have the effect of a negative vote.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our bylaws will be considered.

Only a natural person present at the Annual Meeting who is either a BioSante stockholder or is acting on behalf of a stockholder may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT
_____________________

The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of April 15, 2006 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation table under the heading “Executive Compensation and Other Benefits,” (3) each of our directors and (4) all of our executive officers and directors as a group.

Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole dispositive and voting power with respect to its shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

	Common Stock		Class C Special Stock		Common Stock and Common Stock	Percent of Total Voting
Name	Number	Percent	Number	Percent	Equivalents	Power(1)
Louis W. Sullivan, M.D.(2)	70,398(3)	*	100,000	25.6%	170,398	*
Stephen M. Simes(2)	483,848(4)	2.5%	—	—	483,848	2.4%
Fred Holubow(2)	112,459(5)	*	—	—	112,459	*
Peter Kjaer(2)	61,925(6)	1.0%	—	—	61,925	*
Ross Mangano(2)	1,974,316(7)	10.2%	—	—	1,974,316	10.0%
Victor Morgenstern(2)	1,011,733(8)	5.2%	—	—	1,011,733	5.1%
Edward C. Rosenow, III, M.D.(2)	60,040(9)	*	—	—	60,040	*
Steven J. Bell, Ph.D.(2)	59,691(10)	*	—	—	59,691	*
Phillip B. Donenberg(2)	178,599(11)	1.0%	—	—	178,599	*
JO & Co	1,644,861(12)	8.5%	—	—	1,644,861	8.4%
William Harris Investors, Inc.	1,753,562(13)	9.0%	—	—	1,753,562	8.9%
Hans Michael Jebsen	425,000(14)	2.2%	100,000	25.6%	525,000	2.7%
Marcus Jebsen	125,000(14)	*	50,000	12.8%	175,000	*
Angela Ho	77,137(15)	*	100,000	25.6%	177,137	*
Avi Ben-Abraham, M.D.	1,042,980(16)	5.4%	—	—	1,042,980	5.3%
Leah M. Lehman, Ph.D.	91,849	*	—	—	91,849	*
All executive officers and directors as a group (9 persons)	4,013,009(17)	19.9%	100,000	25.6%	4,113,009	20.0%
_____________________
* less than 1%.

(1)	In calculating the percent of total voting power, the voting power of shares of our common stock and shares of our class C special stock is combined.

(2)	Address: 111 Barclay Boulevard, Lincolnshire, IL 60069.

(3)	Dr. Sullivan’s beneficial ownership includes 42,500 shares of common stock issuable upon exercise of stock options.

(4)
Mr. Simes’ beneficial ownership includes (1) 306,581 shares of common stock issuable upon exercise of stock options, (2) 500 shares of common stock issuable upon exercise of warrants and 176,567 shares of common stock held by Mr. Simes’ trust and (3) 200 shares of common stock held by Mr. Simes’ sons.

(5)	Mr. Holubow’s beneficial ownership includes 42,500 shares of common stock issuable upon exercise of stock options.

(6)	Mr. Kjaer’s beneficial ownership includes 42,500 shares of common stock issuable upon exercise of stock options.

(7)
Mr. Mangano’s beneficial ownership includes: (1) 42,500 shares of common stock issuable upon exercise of stock options, (2) 146,512 shares of common stock issuable upon exercise of a warrant and 1,498,349 shares of common stock held by JO & Co., of which Mr. Mangano is President, (3) 30,000 shares of common stock held by Oliver & Co., of which Mr. Mangano is the trustee, and (4) an aggregate of 199,999 shares of common stock held in various accounts, of which Mr. Mangano is an advisor and/or a trustee. Mr. Mangano has sole voting and dispositive power over these shares. See note (12) below.

(8)
Mr. Morgenstern’s beneficial ownership includes: (1) 42,500 shares of common stock issuable upon exercise of stock options, (2) 76,500 shares of common stock issuable upon exercise of a warrant, (3) 70,000 shares of common stock issuable upon exercise of a warrant and 283,881 shares of common stock held by Mr. Morgenstern’s wife as trustee of the Morningstar Trust, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, (4) 70,000 shares of common stock held by Mr. Morgenstern’s wife, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, and (5) 63,281 shares of common stock held by Resolute Partners L.P. Victor Morgenstern is managing director of Resolute Partners L.P.

(9)	Dr. Rosenow’s beneficial ownership includes 42,500 shares of common stock issuable upon exercise of stock options.

(10)	Dr. Bell’s beneficial ownership includes 59,691 shares of common stock issuable upon exercise of stock options.

(11)	Mr. Donenberg’s beneficial ownership includes 143,277 shares of common stock issuable upon exercise of stock options and 500 shares of common stock issuable upon exercise of warrants.

(12)
Includes 146,512 shares of common stock issuable upon exercise of a warrant. Ross Mangano, a director of BioSante, has sole voting and dispositive power over these shares. See note (7) above. The address for JO & Co. is 112 West Jefferson Boulevard, Suite 613, South Bend, IN 46634.

(13)
On February 14, 2006, William Harris Investors, Inc. reported in a Schedule 13G/A as filed with the Securities and Exchange Commission that as of December 31, 2005, the William Harris Investors, Inc.’s beneficial ownership included 1,531,562 shares of common stock and an aggregate of 222,000 shares issuable upon exercise of warrants. William Harris Investors, Inc.’s address is c/o William Harris Investors, Inc., 191 N. Wacker Drive, Suite 1500, Chicago, IL 60606.

(14)	Mr. Jebsen’s address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(15)	Ms. Ho’s address is c/o Jet Asia Ltd., 39/F Shun Tak Center, 200 Connaught Road Central, Hong Kong, China.

(16)	Dr. Ben-Abraham’s address is 22 Maskit Street, Suite MB-12550, Lumir Bldg., Herzelya Pituach, 46733, Israel.

(17)
The amount beneficially owned by all current directors and executive officers as a group includes 841,049 shares issuable upon exercise of warrants and stock options held by these individuals and 2,362,222 shares issuable upon exercise of warrants held by entities and individuals affiliated with these individuals. See notes (7), (8) and (12) above.

ELECTION OF DIRECTORS

(Proposal 1)
_____________________

Number of Directors

Our bylaws provide that the Board of Directors will consist of at least one member, or such other number as may be determined by the Board of Directors or stockholders at an annual meeting. The Board of Directors has fixed the number of directors at seven.

Nominees for Director

The Board of Directors has nominated the following individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board of Directors.

•	Louis W. Sullivan, M.D.
•	Stephen M. Simes
•	Fred Holubow
•	Peter Kjaer
•	Ross Mangano
•	Victor Morgenstern
•	Edward C. Rosenow III, M.D.

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is seven.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee for director requires the affirmative vote of a plurality of the shares of common stock and class C special stock represented in person or by proxy at the Annual Meeting, voting together as a single class.

Board Recommendation

The Board of Directors recommends a vote FOR the election of all of the nominees named above.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board of Directors. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

The following table sets forth the name, age and principal occupation of each nominee for director, as of April 15, 2006, as well as how long each nominee has served as a director of BioSante.

Name of Nominee	Age	Principal Occupation	Director Since
Louis W. Sullivan, M.D.(1)(2)(3)(4)	72	President Emeritus of the Morehouse School of Medicine and Chairman of the Board of Directors of BioSante	1996
Stephen M. Simes	54	Vice Chairman, President and Chief Executive Officer of BioSante	1998
Fred Holubow (1)(3)(4)	67	Vice President of Pegasus Associates, an operating division of William Harris Investors	1999
Peter Kjaer(1)(3)	45	President and Chief Executive Officer of Jet-Asia Ltd.	1999
Ross Mangano(2)(3)	60	President of Oliver Estate, Inc.	1999
Victor Morgenstern(2)(3)	63	Managing Director of Resolute Partners L.P.	1999
Edward C. Rosenow III, M.D.(3)(4)	71	Master Fellow of the American College of Physicians and the American College of Chest Physicians	1997
__________________
(1) Member of the Audit and Finance Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee
(4) Member of the Scientific Review Committee

Other Information About Board Nominees

The Honorable Louis W. Sullivan, M.D. has been our Chairman of the Board of Directors since March 1998 and has been a director of our company since its formation. Dr. Sullivan served as Secretary of Health and Human Services in the cabinet of President George H.W. Bush from 1989 to 1993. Since retiring from the Bush Administration, Dr. Sullivan has been associated with the Morehouse School of Medicine in Atlanta, Georgia. Currently, he serves as President Emeritus and he previously served as President and Dean of the School from 1981 to 1985 and as President from 1985 to 1989 and from 1993 to 2002. Dr. Sullivan serves on the board of directors of 3M Corp., Bristol-Myers Squibb Company, Henry Schein Inc., United Therapeutics Corporation and Inhibitex, Inc. Dr. Sullivan will retire from the board of directors of Bristol-Myers Squibb Company on May 2, 2006.

Stephen M. Simes has served as our Vice Chairman, President and a director of our company since January 1998 and Chief Executive Officer since March 1998. From October 1994 to January 1997, Mr. Simes was President, Chief Executive Officer and a director of Unimed Pharmaceuticals, Inc. (wholly-owned by Solvay Pharmaceuticals Inc.), a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. From 1989 to 1993, Mr. Simes was Chairman, President and Chief  Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets. In 1993, Gynex was acquired by Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.), and from 1993 to 1994, Mr. Simes served as Senior Vice President and director of Savient Pharmaceuticals Inc. Mr. Simes’ career in the pharmaceutical industry started in 1974 with G.D. Searle & Co. (now part of Pfizer Inc.).

Fred Holubow has been a director of our company since July 1999. Mr. Holubow has been a Vice President of Pegasus Associates since he founded Pegasus in 1982. Pegasus Associates is currently an operating division of William Harris Investors, a registered investment advisory firm. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr Holubow serves on the board of directors of Micrus Endovascular Corporation, and has served on the boards of ThermoRetec Corporation, Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.), Gynex Pharmaceuticals, Inc. and Unimed Pharmaceuticals, Inc.

Peter Kjaer has been a director of our company since July 1999. Mr. Kjaer has been President and Chief Executive Officer of Jet-Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996.

Ross Mangano has been a director of our company since July 1999. Mr. Mangano has been the President and a director of Oliver Estate, Inc., a management company specializing in investments in public and private companies, since 1971. He serves on the board of directors of U.S. RealTel Inc., as well as several private companies.

Victor Morgenstern has been a director of our company since July 1999. Mr. Morgenstern has more than 32 years of investment experience. He serves as managing director of Resolute Partners L.P. and Chairman and principal of Valor Equity Partners, LLC, a private equity fund. He is a trustee of the Illinois Institute of Technology.

Edward C. Rosenow, III, M.D. has been a director of our company since November 1997. Dr. Rosenow is a Master Fellow of the American College of Physicians as well as Master Fellow the American College of Chest Physicians. Dr. Rosenow was the Arthur M. and Gladys D. Gray Professor of Medicine at the Mayo Clinic from 1988 until his retirement in 1996. Beginning with his residency in 1960, Dr. Rosenow has worked at the Mayo Clinic in many professional capacities including as a Consultant in Internal Medicine (Thoracic Diseases) from 1966 to 1996, an Assistant Professor, Associate Professor and Professor of Medicine at the Mayo Clinic Medical School, President of the Mayo Clinic Staff in 1986, and Chair of the Division of Pulmonary and Critical Care Medicine from 1987 to 1994. Dr. Rosenow has also served as a consultant to NASA, space station FREEDOM at the Johnson Space Center in Houston, Texas from 1989 to 1990 and as the President of the American College of Chest Physicians from 1989 to 1990. In 1998, he received the Mayo Distinguished Alumnus Award. Dr. Rosenow serves on the board of directors of BioVirex, Inc.

Director Independence

The Board of Directors has affirmatively determined that each of our directors, except for Mr. Simes, is an “independent director” as defined by the listing standards of the American Stock Exchange. Under these standards, no director qualifies as independent unless the Board of Directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. The American Stock Exchange’s listing standards provide a non-exclusive list of persons who are not considered independent. For example, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim Chairman or Chief Executive Officer, would not be considered independent. In making an affirmative determination that each of our directors, except for Mr. Simes, is an “independent director,” the Board of Directors reviewed and discussed information provided by the directors and by BioSante with regard to each director’s business and personal activities as they may relate to BioSante and BioSante’s management.

Board and Committees Meetings

The Board of Directors met seven times during 2005. All of our directors attended 75% or more of the aggregate meetings of the Board of Directors and all committees on which they served during 2005.

The Board of Directors has a standing Audit and Finance Committee, Compensation Committee, Nominating and Corporate Governance Committee and Scientific Review Committee.

Audit and Finance Committee. The Audit and Finance Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight, for quality and integrity of the accounting, auditing, reporting practices, systems of internal accounting and financial controls, the annual independent audit of our financial statements, and the legal compliance and ethics programs of BioSante as established by management. The Audit and Finance Committee’s primary responsibilities include:

•
overseeing BioSante’s accounting and financial reporting processes, systems of internal control over financial reporting and disclosure control and procedures on behalf of the Board and reporting the results or findings of its oversight activities to the Board;

•
having sole authority to appoint, retain and oversee the work of BioSante’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•
establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by BioSante’s employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and pre-approving all audit services and permissible non-audit services to be performed for BioSante by BioSante’s independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the Securities and Exchange Commission; and

•
overseeing BioSante’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of BioSante’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, which can be found on the Investors—Corporate Governance section of our corporate website at www.biosantepharma.com. A printed copy of such charter is also available to any stockholder upon request to our Corporate Secretary at BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120.

The Audit and Finance Committee currently consists of Mr. Holubow, Mr. Kjaer and Dr. Sullivan. Mr. Holubow is the current chair of our Audit and Finance Committee.

Each member of the Audit and Finance Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the listing standards of the American Stock Exchange and the rules and regulations of the Securities and Exchange Commission and is “financially literate” as required by American Stock Exchange’s listing standards. In addition, the Board has determined that Mr. Holubow qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission and meets the qualifications of “financial sophistication” under American Stock Exchange’s listing standards as a result of his MBA in finance, and his experience as an investment analyst and portfolio manager for over 38 years and as a member of an audit committee of another public company. Stockholders should understand that these designations related to our Audit and Finance Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit and Finance Committee or of the Board of Directors.

Additional information regarding the Audit and Finance Committee and our independent registered public accounting firm is disclosed under the Audit and Finance Committee Report and Proposal 3 of this proxy statement. The Audit and Finance Committee met five times during 2005.

Compensation Committee. The Compensation Committee discharges the responsibilities of the Board of Directors relating to compensation of our executive officers and reviews, assesses and approves overall company strategies for attracting, developing, retaining and motivating management. The primary responsibilities of the Compensation Committee include to:

•
determine, or recommend to the Board for its determination, the annual salaries, incentive compensation, long-term compensation and any and all other compensation applicable to our chief executive officer and other executive officers;

•
establish, and from time to time review and revise, corporate goals and objectives with respect to compensation for the our chief executive officer and other executive officers and establish and lead a process for the full Board to evaluate the performance of our chief executive officer and other executive officers in light of those goals and objectives;

•
administer our equity compensation plans applicable to any employee of us and determine specific grants of options or other awards for all executive officers and general grant levels for other employees, under our equity compensation plans; and

•
administer our incentive compensation plans applicable to our executive officers, including the annual establishment of (i) eligible employees, (ii) performance goals, and (iii) target incentive compensation levels.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found on the Investors—Corporate Governance section of our corporate website at www.biosantepharma.com. A printed copy of such charter is also available to any stockholder upon request to our Corporate Secretary at BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120.

The Compensation Committee currently consists of Dr. Sullivan, Mr. Mangano and Mr. Morgenstern, each of whom is considered “independent” under the American Stock Exchange listing standards. Dr. Sullivan is the current chair of our Compensation Committee. The Compensation Committee met six times during 2005.

Nominating and Corporate Governance Committee. The primary purposes of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become Board members;

•	recommend director nominees for each annual meeting of BioSante’s stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•
be aware of the best practices in corporate governance and develop and recommend to the Board a set of corporate governance standards to govern the Board, its committees, the company and its employees in the conduct of the business and affairs of the company; and

•	develop and oversee the annual Board and Board Committee evaluation process.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found on the Investors—Corporate Governance section of our corporate website at www.biosantepharma.com. A printed copy of such charter is also available to any stockholder upon request to our Corporate Secretary at BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120.

The Nominating and Corporate Governance Committee currently consists of Dr. Sullivan, Mr. Holubow, Mr. Kjaer, Mr. Mangano, Mr. Morgenstern, and Dr. Rosenow each of whom is considered “independent” under the American Stock Exchange listing standards. Dr. Sullivan is the current chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met once during 2005.

Scientific Review Committee. The Scientific Review Committee assists our Board of Directors in evaluating potential new licenses or new products and reviewing ongoing activities of our current products. The Scientific Review Committee operates under a written charter adopted by the Board of Directors, which can be found on the Investors—Corporate Governance section of our corporate website at www.biosantepharma.com. The Scientific Review Committee currently consists of Dr. Sullivan, Mr. Holubow and Dr. Rosenow. The Scientific Review Committee met once during 2005.

Corporate Governance

Corporate Governance Standards. Our Board of Directors has adopted Corporate Governance Standards that were originally developed and recommended by our Nominating and Corporate Governance Committee. A copy of these Corporate Governance Standards can be found on the Investors—Corporate Governance section of our corporate website at www.biosantepharma.com. A printed copy of such Corporate Governance Standards is also available to any stockholder upon request to our Corporate Secretary at BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120. Among the topics addressed in our Corporate Governance Standards are:

•	Board size, composition and qualifications;
•	Selection of directors;
•	Board leadership;
•	Board committees;
•	Board and committee meetings;
•	Executive sessions of outside directors;

•	Meeting attendance by directors and non-directors;
•	Appropriate information and access;
•	Ability to retain advisors;
•	Conflicts of interest;
•	Board interaction with corporate constituencies;
•	Change of principal occupation and board memberships;
•	Retirement and term limits;
•	Board compensation;
•	Stock ownership by directors and executive officers;
•	Loans to directors and executive officers;
•	CEO evaluation;
•	Board evaluation;
•	Director continuing education; and
•	Succession planning.

Director Nominations Process. In selecting nominees for the Board of Directors, the Nominating and Corporate Governance Committee first determines whether the incumbent directors whose terms expire at the meeting are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that BioSante and its stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into BioSante’s affairs that they have accumulated during their tenure with the company. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director whose term expires at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board, and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee will solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board and senior management of BioSante. In addition, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying qualified candidates. The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of BioSante’s management, other Board members, and any other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by BioSante stockholders. For more information, see the information set forth under the heading “Other Matters ─ Stockholder Proposals for 2007 Annual Meeting.” The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of BioSante and the Board. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include whether the candidate is an “independent director” under the rules and regulations of the American Stock Exchange and meets any other applicable independence tests under the federal securities laws and rules and regulations of the Securities and Exchange Commission; whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee under the rules and regulations of the American Stock Exchange; whether the candidate is an “audit committee financial expert” under the federal securities laws and the rules and regulations of the Securities and Exchange Commission; the needs of BioSante with respect to the particular talents and experience of its directors; the personal and professional integrity and reputation of the candidate; the candidate’s level of education and business experience; the candidate’s broad-based business acumen; the candidate’s level of understanding of BioSante’s business and its industry; the candidate’s ability and willingness to devote adequate time to work of the Board and its committees; the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of BioSante; whether the candidate possesses strategic thinking and a willingness to share ideas; the candidate’s diversity of experiences, expertise and background; and the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

Code of Conduct and Ethics. Our Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of our directors, executive officers, including our President and Chief Executive Officer and our Chief Financial Officer, and other employees, and meets the requirements of the Securities and Exchange Commission and the American Stock Exchange. A copy of our Code of Conduct and Ethics can be found on the Investors—Corporate Governance section of our corporate website at www.biosantepharma.com. A printed copy of such Code of Conduct and Ethics is also available to any stockholder upon request to our Corporate Secretary at BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120.

Policy Regarding Director Attendance at Annual Meetings of Stockholders. It is the policy of the Board of Directors that directors standing for re-election should attend our annual meeting of stockholders, if their schedules permit. Last year, all directors attended the annual meeting of stockholders.

Complaint Procedures. The Audit and Finance Committee has established procedures for the receipt, retention, and treatment of complaints received by BioSante regarding accounting, internal accounting controls, or auditing matters, and the submission by employees of BioSante, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. BioSante personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing BioSante’s Compliance Officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with BioSante’s Compliance Officer. If an individual prefers not to discuss a matter with the Compliance Officer or if the Compliance Officer is unavailable and the matter is urgent, the individual is encouraged to contact the Chair of the Audit and Finance Committee, Mr. Fred Holubow.

Process Regarding Stockholder Communications with Board of Directors. Stockholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to our Corporate Secretary, BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Suite 280, Lincolnshire, IL 60069, with an instruction to forward the communication to the Board of Directors or one or more particular directors. Our Corporate Secretary will promptly forward all such stockholder communications to the Board of Directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

Director Compensation

Except as described below, each of our non-employee directors is paid a $20,000 annual retainer and $1,000 for each board or committee meeting attended in person and $500 for each board or committee meeting attended via telephone. The Chairman of the Board is paid a $45,000 annual retainer and the Chairman of the Finance and Audit Committee is a paid a $25,000 annual retainer. All of our directors are reimbursed for travel expenses for attending meetings.

Our inside director, Mr. Simes, was compensated during fiscal 2005 for his service as an executive officer of BioSante and is not separately compensated for his services as a director of BioSante. For information relating to compensation earned by Mr. Simes, see “Executive Compensation and Other Benefits.”

Audit and Finance Committee Report

This report is furnished by the Audit and Finance Committee of the Board of Directors with respect to BioSante’s financial statements for the year ended December 31, 2005.

One of the purposes of the Audit and Finance Committee is to oversee BioSante’s accounting and financial reporting processes and the audit of BioSante’s annual financial statements. BioSante’s management is responsible for the preparation and presentation of complete and accurate financial statements. BioSante’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of BioSante’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

The Audit and Finance Committee has reviewed and discussed BioSante’s audited financial statements for the year ended December 31, 2005 with BioSante’s management. Management represented to the Audit and Finance Committee that BioSante’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, BioSante’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit and Finance Committee has discussed the independence of Deloitte & Touche LLP with them.

Based on the review and discussions of the Audit and Finance Committee described above, in reliance on the unqualified opinion of Deloitte & Touche LLP regarding BioSante’s audited financial statements, and subject to the limitations on the role and responsibilities of the Audit and Finance Committee discussed above and in the Audit and Finance Committee’s charter, the Audit and Finance Committee recommended to the Board of Directors that BioSante’s audited financial statements be included in BioSante’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Audit and Finance Committee
Fred Holubow, Chairman
Peter Kjaer
Louis W. Sullivan, M.D.

The foregoing Audit and Finance Committee Report, the Compensation Committee Report beginning on page 20 and the Stock Performance Graph on page 24 shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, neither of the reports nor the Stock Performance Graph shall be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION AND OTHER BENEFITS
_____________________

Summary of Cash and Other Compensation

The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer, our executive officers and a former executive officer, who received or earned cash and non-cash salary and bonus of more than $100,000, for the fiscal year ended December 31, 2005.

SUMMARY COMPENSATION TABLE
Long-Term Compensation
Name and Principal Position	Year	Salary ($	)		Bonus ($	)	Securities Underlying Options #	All Other Compensation($	)
Stephen M. Simes Vice Chairman, President and Chief Executive Officer	2005 2004 2003	$374,400 360,000 323,400		$	— 120,000 161,700		— 126,667(1) —(1)	$33,927(2) 34,088(2) 27,239(2)

Phillip B. Donenberg Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	198,640 191,000 166,215			150,000 51,000 49,865		50,000 79,166(1) —(1)	14,200(3) 14,807(3) 14,347(3)

Steven J. Bell, Ph.D. Vice President, Research and Pre-Clinical Development	2005 2004 2003	166,400 160,000 140,000			35,000 32,000 42,000		50,000 25,000 —	13,000(4) 12,500(4) 12,000(4)

Leah M. Lehman, Ph.D.(6) Former Vice President, Product Development	2005 2004 2003	249,600 240,000 199,500			— 40,000 59,850		300,000(6) 79,167(1) —(1)	14,200(5) 13,700(5) 13,200(5)
__________________________
(1)
On May 30, 2003, an option was granted that provided for milestone vesting and an expiration date of November 30, 2004. On March 22, 2004, the 2003 option was amended to provide for vesting in three equal annual installments commencing on May 30, 2004 and an expiration date of May 29, 2013. The exercise price was not amended. The 2004 amendment to the 2003 option resulted in a deemed cancellation of the 2003 option and a new option grant in 2004 under the rules and regulations of the Securities and Exchange Commission.

(2)
Represents an auto allowance ($12,000 in 2005, $12,000 in 2004 and $12,000 in 2003), a 401(k) matching contribution ($9,000 in 2005, $8,000 in 2004, and $7,000 in 2003) and insurance premiums and taxes associated with the premiums ($12,927 in 2005, $14,088 in 2004, and $8,239 in 2003).

(3)
Represents an auto allowance ($7,200 in 2005, $7,200 in 2004 and $7,200 in 2003), a 401(k) matching contribution ($7,000 in 2005, $6,500 in 2004 and $6,000 in 2003) and insurance premiums paid and taxes associated with the premiums (0$ in 2005, $1,107 in 2004, and $1,147 in 2003).

(4)	Represents an auto allowance ($6,000 in 2005, $6,000 in 2004 and $6,000 in 2003) and a 401(k) matching contribution ($7,000 in 2005, $6,500 in 2004 and $6,000 in 2003).

(5)	Represents an auto allowance of ($7,200 in 2005, $7,200 in 2004 and $7,200 in 2003) and a 401(k) matching contribution of ($7,000 in 2005, $6,500 in 2004 and $6,000 in 2003).

(6)
Effective December 31, 2005, Dr. Lehman’s employment with our company terminated and her options to purchase 416,389 shares of common stock, including the options to purchase 300,000 shares of common stock granted in 2005, were subsequently terminated.

Option Grants in Last Fiscal Year

The following table summarizes option grants during the fiscal year ended December 31, 2005 to or by each of our named executive officers.

	Individual Grants(1)				Grant Date Value
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($ Per Share)	Expiration Date	Grant Date Present Value($)(2)
Stephen M. Simes	—	—	—	—	—
Phillip B. Donenberg	25,000 (3)	5.97%	$3.715	7/18/2015	$75,750
	25,000 (4)	5.97%	$3.715	7/18/2015	75,750
Steven J. Bell, Ph.D.	25,000 (3)	5.97%	$3.715	7/18/2015	75,750
	25,000 (4)	5.97%	$3.715	7/18/2015	75,750
Leah M. Lehman, Ph.D.(5)	150,000 (6)	35.80%	$3.715	7/18/2015	454,500
	150,000 (4)	35.80%	$3.715	7/18/2015	454,500
__________________________
(1)
All of the options granted to the individuals in this table were granted under the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan. Under the plan, all options vest upon a change of control of our company and remain exercisable for the remainder of their terms.

(2)
The grant date present value shown is an estimate only, arrived at using the Black-Scholes option pricing model, with the following weighted average assumptions as of July 19, 2005: risk-free interest rate of 3.96%, expected life of option of 10 years, expected dividend yield of zero and expected stock volatility of 74.48%.

(3)	Options have a ten-year term and vest with respect to 5,000 shares on each of January 19, 2006 and July 19, 2006, and with respect to 7,500 shares on each of July 19, 2007 and July 19, 2008.

(4)	Options have a ten year term and vest upon obtainment of certain performance criteria.

(5)	Dr. Lehman’s employment with our company terminated effective December 31, 2005 at which time all of her options granted during the fiscal year ended December 31, 2005 were subsequently terminated.

(6)
This option has a ten-year term and vests with respect to 30,000 shares on each of January 19, 2006 and July 19, 2006, and with respect to 45,000 shares on each of July 19, 2007 and July 19, 2008. See footnote (5).

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes the number and value of options held by each of our named executive officers at December 31, 2005.

	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(3)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen M. Simes	—	$—	449,984	42,222	$370,753	$61,222
Phillip B. Donenberg	—	—	164,076	76,389	147,396	38,264
Steven J. Bell, Ph.D.	12,500	15,125	46,358	66,667	14,037	—
Leah Lehman, Ph.D.(4)	—	—	181,849	326,389	82,389	38,264
__________________________
(1)
The BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan generally provides that the exercise price of options must be paid entirely in cash (including check, bank draft, or money order); provided, however, that the Compensation Committee, in its sole discretion, and upon terms and conditions established by the Compensation Committee, may allow such payments to be made, in whole or in part, on a “cashless” basis.

(2)	Value based on the difference between the fair market value of one share of our common stock on the date of exercise and the exercise price of the option.

(3)
Value based on the difference between the fair market value of one share of our common stock at December 30, 2005 ($3.55), and the exercise price of the options ranging from $2.10 to $6.70 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

(4)	Effective December 31, 2005, Dr. Lehman’s employment with our company terminated and her options to purchase 416,389 shares of common stock were subsequently terminated.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes outstanding options under the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan as of December 31, 2005. Options granted in the future under the plan are within the discretion of our Compensation Committee and therefore cannot be ascertained at this time. Our only equity compensation plan under which shares of our common stock may be issued is the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	1,425,530	$3.41	417,530

Equity compensation plans not approved by security holders	0	N/A	0
Total	1,425,530	$3.41	417,530

Employment Agreements

Simes Employment Agreement

In January 1998, we entered into a letter agreement with Stephen M. Simes pursuant to which Mr. Simes serves as our Vice Chairman, President and Chief Executive Officer. The term of this agreement continues until December 31, 2006, after which time the term will be automatically extended for three additional years unless on or before October 1 immediately preceding the extension, either party gives written notice to the other of the termination of the agreement. Under the letter agreement, Mr. Simes is entitled to receive an annual performance bonus of up to 50% of his then base salary if certain performance criteria are met. If appropriate, the Compensation Committee may, at its discretion, grant Mr. Simes a bonus in excess of 50% of his base salary. If Mr. Simes is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. In addition, Mr. Simes will receive health and dental benefits from BioSante during any severance period. Mr. Simes is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Donenberg Employment Agreement

In June 1998, we entered into a letter agreement with Phillip B. Donenberg pursuant to which Mr. Donenberg serves as our Chief Financial Officer. The term of this agreement continues until either party gives 30 days written notice to the other of the termination of the agreement. Under the letter agreement, Mr. Donenberg is entitled to receive an annual performance bonus of up to 30% of his then base salary if certain performance criteria are met. If appropriate, the Compensation Committee may, at its discretion, grant Mr. Donenberg a bonus in excess of 30% of his base salary. If Mr. Donenberg is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. In addition, Mr. Donenberg will receive health and dental benefits from BioSante during any severance period. Mr. Donenberg is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Bell Employment Agreement

In October 2000, we entered into an employment agreement with Steven J. Bell, Ph.D. This agreement provides for a fixed salary which may be adjusted from time to time by the Chief Executive Officer and the Compensation Committee of the Board. In addition, we may pay Dr. Bell an annual performance bonus of up to 30% of his then base salary. If appropriate, the Compensation Committee may, at its discretion, grant a bonus in excess of 30% of his base salary. The term of this employment agreement is for one year and will renew automatically every year unless either party gives the other party written notice of termination at least 30 days prior to the end of the then term of the agreement. If Dr. Bell’s employment is terminated, by us without cause or by Dr. Bell for good reason, Dr. Bell will be entitled to a severance payment in an amount equal to his base salary for the shorter of (a) six months, or (b) the date upon which he obtains full-time employment or a consulting position with another company. In addition, Dr. Bell will receive health and dental benefits from us during any severance period. Dr. Bell is also subject to customary assignment of inventions, confidentiality and non-competition provisions.

Change in Control Arrangements

Under the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan, incentive awards granted under the plan will become fully exercisable following certain changes in control of our company, such as:

•	the sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation that is not controlled by us;

•	the approval by our stockholders of any plan or proposal for the liquidation or dissolution of our company;

•	certain merger or business combination transactions;

•	more than 50% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

•	certain changes in the composition of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee have been an officer or employee of us or one of our subsidiaries.

Compensation Committee Report on Executive Compensation

Responsibilities of the Compensation Committee

The Compensation Committee of our Board of Directors is comprised of Louis W. Sullivan, M.D., Ross Mangano and Victor Morgenstern. Dr. Sullivan serves as chair of the Compensation Committee. The primary purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to the compensation of our executive officers. The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for its determination, the annual salaries, incentive compensation, long-term compensation and any and all other compensation applicable to our chief executive officer and other executive officers and administering our equity compensation plans. The Compensation Committee operates under a formal written charter that has been approved by our Board of Directors and reflects these various responsibilities.

The Compensation Committee generally meets on several occasions during the year and also considers and takes action by written consent. The Compensation Committee reports on committee actions and recommendations at Board of Directors meetings. The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Compensation Philosophy

The decisions of the Compensation Committee and our compensation programs are based on the following principles:

•	We favor having a significant component of variable compensation tied to attainment of company objectives and achievement of individual goals over solely fixed compensation.

•
We seek to reward achievement of company objectives that are aligned with the interests of our stockholders. Our incentive compensation programs are designed to provide increased earnings potential for our executives as company objectives and individual goals are met or surpassed.

•	Individual differentiation in compensation occurs among executives based on scope and nature of responsibility, education and experience, job performance and potential.

In discharging its responsibilities, the Compensation Committee considers factors, such as the attainment of company objectives; individual performance of our executive officers as measured in isolation and in comparison to certain goals set by the Compensation Committee and the individual executive officers; historical compensation levels; the overall competitive environment for executive talent; and the level of compensation necessary to attract and retain the talent necessary to achieve our objectives. In analyzing these factors, the Compensation Committee from time to time reviews competitive compensation data gathered in comparative surveys or collected by independent consultants.

Executive Compensation Program Elements

Our executive compensation program is primarily comprised of base salary, annual cash incentive compensation, and long-term equity-based incentive compensation.

Base Salary. The Compensation Committee’s determinations regarding the base salary of our executive officers, including the compensation of our chief executive officer, are based on a number of factors, including: the level of skill and responsibility required to fulfill each executive’s responsibilities; each executive’s experience and qualifications; each executive’s performance and the impact of such performance on the attainment of company objectives; and competitive compensation data. Base salaries are reviewed annually. The 2005 base salaries for our named executive officers represented an increase of four percent over such individuals’ base salaries for 2004. The Compensation Committee recently established 2006 base salaries for our executive officers, which represent an increase of zero to five percent over such individuals’ base salaries for 2005.

Annual Incentive Compensation. We provide the opportunity for annual cash incentive compensation for our executive officers under a discretionary annual bonus plan. This plan is designed to provide a direct financial incentive to our executive officers for the achievement of specific performance objectives of our company and individual goals of the officers. Each fiscal year, the Compensation Committee determines the specific company performance objectives for the year and for each executive officer, individual goals for the year and the target bonus level as a percentage of base compensation.

The Compensation Committee awarded a discretionary cash bonus of $150,000 to Mr. Donenberg and a discretionary cash bonus of $35,000 to Dr. Bell based on their individual performance and contributions to BioSante during 2005.

Long-Term Incentive Compensation. We make long-term incentive compensation available to our executive officers, as well as to all of our employees, in the form of stock options. Through the grant of stock options, we seek to align the long-term interests of our executives and other employees with the long-term interests of our stockholders by creating a strong and direct linkage between compensation and long-term stockholder return. We further seek to enable executives and other key employees to achieve meaningful ownership in our company, thereby improving our ability to retain executives and other key employees.

Executive officers and other employees are eligible for option grants upon joining our company and thereafter on a periodic basis. All stock option grants have an exercise price equal to 100% of the fair market value of our common stock on the date of grant. Incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, are generally granted and typically vest or become exercisable over a period of three years from the date of grant, 33.3% of the underlying shares in each year on the anniversary of the date of grant. Stock options typically remain exercisable for a period of 10 years from the date of grant, so long as the individual continues to be employed by us.

We review the total size of our annual equity-based incentive awards against benchmark data. Individual awards are based on levels of responsibility, the achievement of performance objectives of our company and individual goals of the officers and benchmark data. Further information regarding stock options granted to our other named executive officers during 2005 is included in the table under the heading “Executive Compensation and Other Benefits—Option Grants in Last Fiscal Year” above.

Other Compensation Arrangements. All of our executive officers have employment agreements that contain change in control provisions and provide for certain cash and other benefits upon the termination of the executive officer’s employment with us under certain circumstances, as described in more detail elsewhere in this proxy statement. We maintain the BioSante 401(k) Savings Plan under which participants, including executive officers, may voluntarily request that we reduce their pre-tax compensation by up to 100% (subject to certain special limitations) and contribute such amounts to a trust. We contributed an amount equal to 50% of the amount that each participant contributed under this plan. Our executive officers receive other benefits received by other employees, including health, dental and life insurance benefits. Our executive officers also receive an auto allowance. Stephen M. Simes, our President and Chief Executive Officer, also receives reimbursement for excess long-term disability and excess life insurance premiums and taxes associated with the premiums. We do not provide our executive officers with any other compensation arrangements or personal benefits other than those described in this proxy statement.

Chief Executive Officer Compensation and Performance

The compensation for Stephen M. Simes, our President and Chief Executive Officer, consists primarily of an annual base salary and the opportunity for an annual discretionary cash bonus and long-term equity-based incentive compensation. The Compensation Committee determines the level for each of these compensation elements using methods consistent with those used for the company’s other executive officers, including the attainment of company objectives and individual goals, as well as a review of Mr. Simes’ overall performance and a review of competitive benchmark data. The Compensation Committee approved a four percent increase in Mr. Simes’ base salary for 2005 from $360,000 to $374,400. The Compensation Committee decided recently that Mr. Simes’ base salary for 2006 would remain the same as his base salary for 2005. Mr. Simes did not receive a discretionary cash bonus for 2005 and was not granted any stock options during 2005.

Section 162(m)

Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our chief executive officer and each of our four other most highly compensated executives. Since none of our named executive officers received compensation over $1 million during 2005, the compensation committee believes that all compensation attributable to the period qualified for deductibility by BioSante.

Compensation Committee
Louis W. Sullivan, M.D., Chairman
Ross Mangano
Victor Morgenstern

Stock Performance Graph

The following graph shows the five-year cumulative total stockholder return on our common stock from December 31, 2000 until December 31, 2005, with the annual cumulative total return over the same period of the Russell 3000 Index and the Biological Products Index.

The comparison assumes the investment of $100 in each of our common stock, the Russell 3000 Index and the Biological Products Index on January 1, 2001, and the reinvestment of all dividends.

	Fiscal Year Ending
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
BioSante Pharmaceuticals	100.00	113.33	44.67	55.20	73.07	48.67
Biological Products	100.00	88.63	57.91	77.65	85.82	95.99
Russell 3000 Index	100.00	87.36	67.44	86.62	95.56	99.65

PROPOSAL TO AMEND THE
AMENDED AND RESTATED 1998 STOCK PLAN

(Proposal 2)
_____________________

Background

On December 8, 1998, our Board of Directors adopted the BioSante Pharmaceuticals, Inc. 1998 Stock Option Plan, and on July 13, 1999 our stockholders approved the plan. On March 19, 2003, the Board of Directors amended and restated the plan and on May 30, 2003 our stockholders approved the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan.

On April 5, 2006, our Board of Directors again amended the plan, subject to stockholder approval, to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares, from 2,000,000 shares to 3,000,000 shares and to eliminate our ability to reprice outstanding stock options without obtaining stockholder approval. You are being asked to approve these two amendments to the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan, at the Annual Meeting.

Purpose of Amendments to Plan

Providing stock incentive awards under our plan is an important element in our overall success. In general, the Board of Directors believes that equity-based incentives align the interests of our management and employees with those of our stockholders. In addition, providing incentive awards under the plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board of Directors believes is necessary for the achievement of our goals. Given the intense competition for such personnel, the Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, such as stock options and stock awards, is particularly important in attracting and retaining qualified candidates. The purpose of the amendment to increase the number of shares of BioSante common stock is to enable BioSante’s Board of Directors to continue to grant stock options and other stock incentive awards under the plan.

The purpose of the amendment to eliminate our ability to reprice outstanding stock options without stockholder approval is to conform the terms of the plan to the current rules of which our company is subject as a result of our common stock being listed on the American Stock Exchange, which prohibit the repricing of outstanding stock options without stockholder approval.

Summary of the Amended and Restated 1998 Stock Plan

A general description of the material terms of the plan is set forth below. Unless otherwise indicated, the following summary of the material provisions of the plan assumes the approval of the proposed amendments increasing the number of shares of common stock reserved for issuance and eliminating our ability to reprice outstanding stock options without obtaining stockholder approval. This summary is qualified in its entirety by reference to the actual text of the plan, a copy of which you may obtain from us at the address set forth at the beginning of this proxy statement.

Purpose of the Plan. The plan’s purpose is to advance our interests and the interests of our stockholders by enabling us to attract and retain talented persons by providing an incentive to these individuals through equity participation in BioSante and also rewarding individuals who contribute to the achievement of our economic objectives.

Stock Subject to the Plan. The proposed amendment to the plan would increase the number of shares of common stock specifically reserved for issuance under the plan from 2,000,000 to 3,000,000 shares.

As of April 15, 2006, options to purchase 1,039,312 shares of common stock were outstanding and 401,602 shares of common stock had been issued upon the exercise of incentive awards granted under the plan. Accordingly, 559,086 shares remained available for future grant under the plan as of that date. Assuming approval of an increase of 1,000,000 shares to the plan, 1,559,086 shares would be available for future grants.

The following points describe how our Compensation Committee determines the number of shares of common stock available for issuance under our plan at any point in time.

•	Outstanding incentive awards, stock units or other awards— reduces the maximum number of shares available for issuance.

•	Shares issued upon exercise or vesting of outstanding incentive awards, stock units or other awards— reduces the maximum number of shares available for issuance.

•	Incentive awards, stock units or other awards terminate unexercised or unvested— shares become available again for issuance.

•	We pay for the incentive awards, stock units or other awards, in cash, not common stock— shares become available again for issuance.

In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in our corporate structure or our shares, appropriate adjustments will be made to the number and kind of shares reserved under the plan and under outstanding incentive awards and to the exercise price of outstanding options.

Administration. The Compensation Committee of the Board of Directors administers the plan. The Compensation Committee has the authority to determine all terms and conditions of incentive awards as long as they are consistent with the terms of the plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding incentive award in any manner. Any amendment or modification, however, must be permitted by the plan and may not adversely affect any participant’s rights without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

Except in connection with certain specified changes in our corporate structure or shares, the Compensation Committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option by:

•	amending or modifying the terms of the underwater option to lower the exercise price;

•	canceling the underwater option and granting replacement options having a lower exercise price, or other incentive awards in exchange; or

•	repurchasing the underwater options and granting new incentive awards under the plan.

For purposes of the plan, an option is deemed to be “underwater” at any time when the fair market value of our common stock is less than the exercise price.

Eligible Participants. All employees, including officers and directors who are also employees, of BioSante and any non-employee director, individual consultant and independent contractor of BioSante, other than consultants and independent contractors providing services in connection with the offer or sale of securities in a capital raising transaction or who directly or indirectly promote or maintain BioSante’s securities, who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the plan. On April 15, 2006, approximately 18 individuals (employees and directors) were eligible to receive options under the plan.

Participants may be granted one or more incentive awards. The incentive awards will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the plan. All incentive awards are deemed granted as of the date specified in the Compensation Committee’s resolution, which will be the date of the participant’s incentive award agreement, if any.

Options. The plan provides for the grant to employees, officers, directors, consultants and independent contractors of our company of options to purchase shares of common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-statutory options that do not qualify as incentive stock options. An option provides the optionee with the opportunity to purchase a specified number of shares of common stock at a predetermined price for a specific period of time.

Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. For purposes of the plan, the fair market value of the common stock is the closing sale price for our common stock as reported by the American Stock Exchange. On April 21, 2006, the closing sale price of a share of our common stock on the American Stock Exchange was $4.11.

Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not be exercisable after 10 years from their date of grant.

The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a “broker exercise notice” (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or previously acquired upon a partial stock option exercise) and owned for over six months, or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

Stock Award. A stock award is an award of shares of common stock under the plan that will be subject to such terms and conditions consistent with the other provisions of the plan as may be determined by the Compensation Committee. Generally, the participant will have all voting, dividend, liquidation and other rights with respect to the shares of common stock issued to a participant as a stock award under the plan.

Stock Unit. A stock unit is a bookkeeping entry representing the equivalent of one share of common stock that is payable in the form of common stock, cash or any combination of an incentive award. The stock unit feature of the plan combined with a new deferred compensation plan that the Board of Directors is considering to adopt permits BioSante’s non-employee directors and executive officers to defer the receipt of their stock compensation for tax purposes.

Effect of Change in Control. We refer you to “Executive Compensation and Other Benefits — Change in Control Arrangements” for discussion regarding the effects of a “change in control” on incentive awards granted under the plan.

Effect of Termination of Employment on Service. If a participant’s employment or other service with BioSante terminates by reason of death or disability, all outstanding options will remain exercisable to the extent then exercisable for a period of six months after termination, but in no event after their original expiration date and all stock awards, to the extent applicable, will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in any agreement evidencing the stock award. If a participant’s employment or other service with BioSante is terminated by reason of retirement, all outstanding options will remain exercisable to the extent then exercisable for a period of three months after termination, but in no event after their original expiration date and all stock awards, to the extent applicable, will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in any agreement evidencing the stock award.

If a participant’s employment or other service with us is terminated for any other reason, other than for cause, all outstanding incentive awards will remain exercisable to the extent then exercisable for a period of three months after termination.

If a participant’s employment or other service with us is terminated for cause, all outstanding options will immediately terminate without notice and all stock awards, to the extent applicable, will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in any agreement evidencing such stock award.

The Board of Directors may, in our discretion, modify these post-termination provisions, provided that no incentive award may remain exercisable beyond its expiration date.

Amendment of Plan. The Board of Directors may suspend or terminate the plan or any portion thereof at any time, and may amend the plan from time to time to conform the plan to any change in applicable laws or regulations or in any other respect the Board of Directors may deem to be in the best interests of BioSante.

The Board of Directors may not, however, make an amendment to the plan without stockholder approval if stockholder approval is required under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, Section 422 of the Internal Revenue Code or the rules of any exchange, Nasdaq or similar regulatory body, if applicable at that time to BioSante. Furthermore, the Board of Directors cannot make any modification to the plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

Termination. The plan will terminate at midnight on December 8, 2008, unless terminated earlier by the Board of Directors. No incentive awards may be granted after such termination. Incentive awards outstanding upon termination of the plan may continue to be exercised or become free of restrictions according to their terms.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of BioSante or to any individual participant who receives an incentive award under the plan.

Incentive Stock Options. There will not be any federal income tax consequences to either the participant or BioSante as a result of the grant to an employee of an incentive stock option under the plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to BioSante or the participant, except that:

•
an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and

•	the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below.

Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between:

•	the amount the participant realized on disposition of the shares, and

•	the option price at which the participant acquired the shares.

We are not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of the fair market value of the shares at the time of exercise of the incentive stock option, or the amount realized on the disposition of the shares exceeds the option price for the shares.

We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options. Neither the participant nor BioSante incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between:

•	the fair market value of the shares purchased, determined on the date of exercise, and

•	the consideration paid for the shares.

The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

Stock Awards. With respect to shares issued pursuant to a stock award, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. We will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

Excise Tax on Parachute Payments. The Internal Revenue Code also imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Internal Revenue Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of BioSante may constitute parachute payments, and in certain cases, “excess parachute payments.”

Section 162(m). Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as “performance-based compensation.” Under Section 162(m), any compensation expense resulting from the exercise of options under the plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as “performance-based compensation” excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the plan will be subject to this limit.

Section 409A. The foregoing discussion of tax consequences of incentive awards assumes that the incentive award discussed is either not subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. Section 409A, as added by the American Jobs Creation Act of 2004, provides tax rules for deferred compensation that is deferred or becomes vested after December 31, 2004. In the event an incentive award is a “deferred compensation arrangement” subject to Section 409A and it fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally have immediately taxable income on the amount “deferred,” would be required to pay an additional 20% income tax, and must pay interest on the tax that would have been paid but for the deferral.

Incentive Awards Under the Plan

Incentive awards granted in the future under the plan are within the discretion of the Compensation Committee and therefore cannot be ascertained at this time. No incentive awards have been granted that are subject to approval by our stockholders of the amended and restated plan.

The table below summarizes outstanding options under our plan as of April 15, 2006 held by the persons or groups listed below. The options granted in fiscal year 2005 to the named executive officers are disclosed in the tables under the heading “Executive Compensation and Other Benefits—Summary of Cash and Other Compensation” and “—Option Grants in Last Fiscal Year” above.

New Plan Benefits
Amended and Restated 1998 Stock Plan

Name and Position	Number of Shares Underlying Options
Stephen M. Simes	306,581
Phillip B. Donenberg	250,777
Leah M. Lehman, Ph.D.	0
Steve J. Bell, Ph.D.	113,025
Executive Group	670,383
Non-Executive Director Group	315,000
Non-Executive Employee Group	53,929
Total	1,039,312

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR approval of the amendments to the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our Board of Directors will be voted FOR approval of the amendments to the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)
_____________________

Appointment of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006. Deloitte & Touche LLP has acted as our independent registered public accounting firm since January 1999. Prior to that date, Deloitte & Touche, C.A. in Canada acted as our independent registered public accounting firm since our inception in August 1996.

Although it is not required to do so, the Audit and Finance Committee of the Board of Directors wishes to submit the selection of Deloitte & Touche LLP to the stockholders for ratification. If our stockholders do not ratify the selection of Deloitte & Touche LLP, another independent registered public accounting firm will be considered by the Audit and Finance Committee of the Board of Directors. Even if the selection is ratified by our stockholders, the Audit and Finance Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of BioSante and its stockholders.

Representatives of Deloitte & Touche LLP will be available via telephone at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax and Other Fees

The following table presents fees billed to BioSante for professional services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2005 and December 31, 2004.

	Aggregate Amount Billed by Deloitte & Touche LLP
	2005	2004
Audit Fees(1)	$50,000	$44,000
Audit-Related Fees(2)	28,500	12,200
Tax Fees	0	0
All Other Fees	0	0
__________________________
(1)
These fees consisted of the audit of our annual financial statements by year, review of financial statements included in our quarterly reports on Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements.

(2)
These fees consisted of review of registration statements and the issuance of consents. The Audit and Finance Committee has considered whether the provision of these services is compatible with maintaining Deloitte’s independence and has determined that it is.

Pre-Approval Policies and Procedures

Our Audit and Finance Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by Deloitte & Touche LLP to BioSante, are pre-approved by our Audit and Finance Committee. All services rendered by Deloitte & Touche LLP to BioSante during 2005 were permissible under applicable laws and regulations, and all such services provided by Deloitte & Touche LLP to BioSante, other than de minimis non-audit services allowed under applicable law, were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006. Unless a contrary choice is specified on the proxy card, proxies solicited by our Board of Directors will be voted FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2006.

OTHER MATTERS
_____________________

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on review of the copies of such reports furnished to us during the year ended December 31, 2005, and based on representations by our directors and executive officers, all required Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended December 31, 2005, except that Mr. Donenberg, Dr. Bell and Dr. Lehman failed to file timely Form 4 reports reporting option grants in July 2005. To date, all late Form 4 reports have been filed.

Stockholder Proposals for 2006 Annual Meeting

Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before December 29, 2006, unless the date of the meeting is delayed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

Any other stockholder proposals to be presented at the next Annual Meeting of Stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices not later than January 30, 2007 nor earlier than December 29, 2006. The proposal must contain specific information required by our Bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov. If a proposal is not timely and properly made in accordance with the procedures set forth in our Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the Chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

In accordance with procedures set forth in our bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice to BioSante’s Corporate Secretary must be delivered to or mailed and received at BioSante’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date that BioSante first released or mailed its proxy statement to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The notice must set forth, among other things:

•	the nominee’s name, age, business address and residence address;

•	the nominee’s principal occupation or employment;

•	the class and number of shares of BioSante capital stock which are beneficially owned by the nominee; and

•	any other information concerning the nominee required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The Nominating and Corporate Governance Committee will consider only those stockholder recommendations whose submissions comply with these procedural requirements. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our capital stock.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of BioSante’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. BioSante will promptly deliver a separate copy of either document to any stockholder upon written or oral request to BioSante’s Investor Relations Department, BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, Illinois 60069, telephone: (847) 478-0500 ext. 120. Any stockholder who wants to receive separate copies of BioSante’s Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact BioSante at the above address and phone number.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Copies of 2005 Annual Report

We have sent to each of our stockholders a copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2005. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: BioSante Pharmaceuticals, Inc., 111 Barclay Boulevard, Lincolnshire, IL 60069, Attn: Stockholder Information.

_____________________

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock and class C special stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

By Order of the Board of Directors,

/s/ Stephen M. Simes

Stephen M. Simes
Vice Chairman, President and
Chief Executive Officer

April 28, 2006
Lincolnshire, Illinois

BIOSANTE PHARMACEUTICALS, INC.
AMENDED AND RESTATED 1998 STOCK PLAN
(As amended through June 6, 2006)

1.     Purpose of Plan.

The purpose of the BioSante Pharmaceuticals, Inc. 1998 Stock Plan (the “Plan”) is to advance the interests of BioSante Pharmaceuticals, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.     Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1     “Board” means the Board of Directors of the Company.

2.2     “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3     “Change in Control” means an event described in Section 10.1 of the Plan.

2.4     “Code” means the Internal Revenue Code of 1986, as amended.

2.5     “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6     “Common Stock” means the common stock of the Company, par value $0.0001 per share, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.7     “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8     “Eligible Recipients” means all employees (including officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors and officers and individual consultants and independent contractors of the Company or any Subsidiary, other than consultants or independent contractors providing services in connection with the offer or sale of securities in a capital raising transaction or who directly or indirectly promote or maintain a market for the Company’s securities.

2.9     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10     “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or SmallCap Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.11     “Incentive Award” means an Option or Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.12     “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13     “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.14     “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.15     “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.16     “Previously Acquired Shares” means shares of Common Stock or any other shares of capital stock of the Company that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

2.17     “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.18     “Securities Act” means the Securities Act of 1933, as amended.

2.19     “Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan.

2.20     “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.

2.21     “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.22 “Tax Date” means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3.     Plan Administration.

3.1     The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established; provided, however, that with respect to the grant of any Incentive Award to a Participant who is then a Committee Member, and to any action that may be taken hereunder by the Committee regarding any such Incentive Award for so long as such Participant is a Committee Member, such action may be taken only by the Board. To the extent consistent with applicable corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act and Section 162(m) of the Code. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2     Authority of the Committee.

(a)     In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, shares of Common Stock, shares of any capital stock of the Company, Stock Units or any combination of the foregoing.

(b)     The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

(c)     In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)     The Committee may permit or require the deferral of any payment, issuance or other settlement of an Incentive Award subject to such rules and procedures as the Committee may establish, including the conversion of such payment, issuance or other settlement into Stock Units and the payment or crediting of interest, dividends or dividend equivalents.

(e)     Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either replacement Options having a lower exercise price or other Incentive Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(e), Options will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4.     Shares Available for Issuance.

4.1     Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 3,000,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the stockholders of the Company, are reserved for issuance under the Company’s existing Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan. The Committee may use shares available for issuance under the Plan as the form of payment for compensation, awards or rights earned or due under deferred or any other compensation plans or arrangements of the Company or any Subsidiary. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2     Calculation of Shares Available. Shares of Common Stock (a) that are issued under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary or (b) that are subject to outstanding Incentive Awards, Stock Units or other awards or rights earned or due under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary, will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. To the extent that any shares of Common Stock that are subject to an Incentive Award, Stock Unit or other award or right earned or due under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary (a) are not issued to a Participant under the Plan or a participant under any deferred or other compensation plan or arrangement of the Company or any Subsidiary due to the fact that such Incentive Award, Stock Unit or other award or right earned or due under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan. In addition, to the extent that a Participant tenders (either by actual delivery or by attestation) shares of Common Stock already owned by the Participant to the Company in satisfaction of any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

4.3     Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5.     Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.     Options.

6.1     Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2     Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3     Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4     Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion), a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

6.5     Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Lincolnshire, Illinois and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6     Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.     Stock Awards.

An Eligible Recipient may be granted one or more Stock Awards under the Plan, and such Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Award as it deems appropriate; and provided, further, that if the Participant defers the receipt of the Stock Award under any deferred compensation plan or arrangement of the Company or any Subsidiary and in lieu thereof receives a Stock Unit, such Participant will not have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to the Participant as a Stock Award under this Section 7.

8.     Effect of Termination of Employment or Other Service.

8.1     Termination Due to Death, Disability or Retirement. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award:

(a)     In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six months after such termination (but in no event after the expiration date of any such Option) and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award.

(b)     In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option) and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award.

8.2     Termination for Reasons Other than Death, Disability or Retirement.

(a)     Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause,” all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option).

(b)     For purposes of this Section 8.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

8.3     Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 8, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award; provided, however, that no Option may remain exercisable beyond its expiration date.

8.4     Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

8.5     Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

9.     Payment of Withholding Taxes.

9.1     General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

9.2     Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

10.     Change in Control.

10.1     Change in Control. For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a)     the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)     the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)     any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 10.2 below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)     a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(e)     the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

(f)     any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

10.2     Continuity Directors. For purposes of this Section 10, “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

10.3     Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary and all outstanding Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award.

11.     Rights of Eligible Recipients and Participants; Transferability.

11.1     Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

11.2     Rights as a Stockholder. As a holder of Options, a Participant will have no rights as a stockholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

11.3     Restrictions on Transfer.

(a)     Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by Section 11.3(b) of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death. In the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) will be made by, the Participant’s designated beneficiary. For purposes of the Plan, a “designated beneficiary” will be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee will require in its sole discretion. If a Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant or dies before the designated beneficiary’s exercise of all rights under the Plan, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) may be made by, the Participant’s personal representative.

(b)     The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) the award agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 11.3(b), (3) timely written notice of the transfer must be provided to the Company by the Participant, and (4) subsequent transfers of the transferred Options shall be prohibited except for those in accordance with Section 11.3(a). Following transfer, any such Option and the rights of any transferee with respect thereto will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment or other service as provided in the Plan and in any applicable award agreement will continue to be applied with respect to the original Participant, with the transferee bound by the consequences of any such termination of employment or service as specified in the Plan and the applicable award agreement. The Company will be under no obligation to provide notice of termination of a Participant’s employment or other service to any transferee of such Participant’s Options. Notwithstanding any Option transfer pursuant to this Section 11.3(b), the Participant will remain subject to and liable for any employment-related taxes in connection with the exercise of such Option.

11.4     Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

11.5     Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.     Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.     Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 10 of the Plan.

14.     Effective Date and Duration of the Plan.

The Plan is effective as of December 8, 1998, the date it was adopted by the Board. The Plan will terminate at midnight on December 8, 2008 and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

15.     Miscellaneous.

15.1     Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

15.2     Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

BioSante Pharmaceuticals

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Least Address Line

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.

01 - Louis W. Sullivan, M.D.
02 - Stephen M. Simes
03 - Fred Holubow
04 - Peter Kjaer
05 - Ross Mangano
06 - Victor Morgenstern
07 - Edward C. Rosenow III, M.D.

For All	Withhold All	For All Except
☐	☐	☐

(Instructions: To withhold authority to vote for one or more nominees, write the number(s) of the nominee(s) in the box provided above.)

B AMENDED AND RESTATED 1998 STOCK PLAN

	For	Against	Abstain
2. Proposal to amend the BioSante Pharmaceuticals, Inc. Amended and Restated 1998 Stock Plan.	☐	☐	☐

C RATIFICATION OF AUDITORS

4. In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

D AUTHORIZED SIGNATURES - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/ /

0 0 8 9 5 8 1 U P X C O Y

001CD40001 00KJED